Paul, Hastings, Janosfky & Walker LLP
                      55 Second Street, 24th Floor, San Francisco, CA 94105-3441 telephone 415-856-7000/ fascimile 415-856-7100 internet www.paulhastings.com




PAUL HASTINGS


August 20, 2002


Optimum QTM Funds
125 CambridgePark Drive
Cambridge, Massachusetts 02140

Re:      Optimum QTM Funds

Ladies and Gentlemen:

We have acted as legal counsel to the Optimum QTM Funds, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement and Pre-Effective Amendments to the Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Pre-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of $.01 par value shares of beneficial interest (the "Shares") for the initial series of the
Trust: All Cap Core Fund, Balanced Growth Fund, and Capital Conservation Fund (each a "Fund" and collectively the "Funds").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

(a) the Trust's Agreement and Declaration of Trust dated June 26, 2002 (the "Declaration of Trust"), certified to us by an officer of the Trust as being a true and correct copy of the Declaration of Trust and in effect on the date hereof;

(b) the Trust's Certificate of Trust as originally filed with the Secretary of State of Delaware on June 26, 2002 (the "Certificate of Trust"), certified to us by an officer of the Trust as being a true and correct copy of the Certificate of Trust and in effect on the date hereof;

(c) the By-laws of the Trust dated June 26, 2002, certified to us by an officer of the Trust as being a true and correct copy of the By-laws and in effect on the date hereof;

(d) resolutions of the Trustees of the Trust adopted at a meeting on August 7, 2002, authorizing the establishment of the Funds and the issuance of the Shares, certified by an officer of the Trust as being in full force and effect through the date hereof;

(e) a copy of the Registration Statement as filed with the Securities and Exchange Commission on Form N-1A and the Pre-Effective Amendments filed thereto; and

(f) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Laws Affected Business Entities Annotated (Aspen Law & Business, 2001) as updated on Lexis through August 19, 2002. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Pre-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Fund, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Fund, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the filing of the registration statement on Form N-1A with respect to the above Funds of the Trust and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the Pre-Effective Amendments; and (ii) the filing of this opinion as an exhibit to those Pre-Effective Amendments.

Very truly yours,



/s/ Paul, Hastings, Janofsky & Walker
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